Securities  exchange Commission
450 Fifth Street NW
Washington DC 20549
Attn. Document Control

RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
for Ordinary Shares
par value 1000
Russian Ruble each of
OAO Surgutneftegaz
File No. 333102562

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against which
American Depositary Receipts ADRs
are to be issued we attach a copy of the new prospectus Prospectus reflecting the change in the number American
Depositary Shares represented by
ordinary shares the Ratio.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate for OAO
Surgutneftegaz.

The Prospectus has been revised to
reflect the new Ratio and has been
overstamped with

Effective April 17 2008 the ratio on
the American Depositary Share
ADS evidenced by American
Depositary Receipt ADR has been
changed from one 1 ADS
representing fifty 50 Ordinary
Shares to one 1 ADS representing
ten 10 Ordinary Shares.

Attached to this letter is a copy of a
letter from OAO Surgutneftegaz to The
Bank of New York Mellon requesting
that the Ratio be changed.

Please contact me with any questions or
comments at 954 2555137.

Bys SAMMY PEERMAL
Name Sammy Peermal
Title Vice President

Encl.





The Bank of New York Mellon
101 Barclay Street 22W New York NY 10286